BRITISH
COLUMBIA

NUMBER: **C-570474**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

TOTEM MINING CORPORATION

has this day changed its name to

COMCORP VENTURES INC.

Issued *under my hand at Victoria, British Columbia*
on July 06, 2001

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA